UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2023

SunLink Health Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 690

Atlanta, Georgia 30339

(Address of Principal Executive Offices, and Zip Code)

(770) 933-7000

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SSY	NYSE American
Preferred Share Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Fractional Interests in Series C Preferred Shares

On August 2, 2023, the board of directors (the “Board”) of SunLink Health Systems, Inc. (“SSY,” the “Company,” we,” “us” or “our”) declared a dividend per Common Share of one fractional interest in one of the Company’s Series C Redeemable Preferred Shares (the “Series C Preferred Shares”) and each such fraction of Series C Preferred Share, (a “Series C Fractional Interest”), for each outstanding share of the Company’s common shares, no par value per share (the “Common Shares”), payable on August 16, 2023 to shareholders of record at 5:00 p.m. Eastern Time on August 15, 2023 (the “Dividend Record Date”). The following is a summary of the material terms and provisions of the Series C Preferred Shares. Each Series C Preferred Share is entitled to one million (1,000,000) votes and each Series C Fractional Interest in a Series C Preferred Share accordingly is entitled to one thousand (1,000) votes out of such one million votes, in each case voting with the Common Shares as a single class. Series C Fractional Interests may not be transferred separately from the Common Shares and are represented by the Common Shares. Each Common Share is entitled to one (1) vote as a Common Share and also one thousand (1,000) votes for the corresponding Series C Fractional Interest thereon, limited to voting exclusively on a proposal to approve the reincorporation of the Company under the laws of the State of Georgia (the “Reincorporation Proposal”) and any proposal to approve the adjournment or recess of any meeting of shareholders called for the purpose of voting on the Reincorporation Proposal (the “Adjournment Proposal”) or any other matter required under the Ohio Revised Code (“ORC”) to be brought before such meeting. Votes of the Series C Fractional Interests may be cast only if the holder is present by proxy or in person at the Special Meeting. The votes of each of the Series C Preferred Shares are exercised through and by holders of the Series C Fractional Interests and, unless previously redeemed, are automatically cast the same as the vote of the Common Shares with respect to which they were issued and may not be cast separately from such Common Share.

General; Transferability

The Series C Fractional Interests will be uncertificated and represented in book-entry form. The Series C Preferred Shares may, but except as required by the ORC need not, be issued initially in the form of one or more fully registered global certificates(“Global Series C Preferred Shares”), which, if so issued, shall be deposited on behalf of the holders represented thereby with the Transfer Agent, as custodian for a securities depositary (the “Depositary”) that, to the extent required by applicable law, is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Transfer Agent.

No Series C Fractional Interest may be transferred by the holder thereof except with a transfer by such holder of a corresponding Common Share held by such holder, in which case a number of Series C Fractional Interests equal to the number of Common Shares to be transferred by such holder will be automatically transferred to the transferee of such Common Shares.

Voting Rights

Each Series C Preferred Share will be entitled to 1,000,000 votes per share (and, for the avoidance of doubt, each Series C Fractional Interest will have a ratable number of votes). Thus, each Series C Fractional Interest will entitle the holder thereof to 1,000 votes. The outstanding Series C Fractional Interests will vote together with the outstanding Common Shares of the Company as a single class exclusively with respect to (1) the Reincorporation Proposal, and (2) any Adjournment Proposal. Neither the Series C Preferred Shares nor the Series C Fractional Interests will be entitled to vote on any other matter, except to the extent required under the ORC.

Unless otherwise provided on any applicable proxy card or voting instructions with respect to the voting on the Reincorporation Proposal or the Adjournment Proposal, the vote of the Series C Fractional Interests (and thus Series C Preferred Shares) entitled to vote on the Reincorporation Proposal, the Adjournment Proposal or any other matter required under the ORC to be brought before any meeting of shareholders held to vote on the Reincorporation Proposal and the Adjournment Proposal shall be cast in the same manner as the vote, if any, of the Common Shares in respect of which such Series C Fractional Interest issued as a dividend is cast on the Reincorporation Proposal, the Adjournment Proposal and the proxy card or voting instructions with respect to Common Shares held by any holder on whose behalf such proxy card or voting instructions is submitted will be deemed to include all Series C Fractional Interests and Series C Preferred Shares (or fraction thereof) held by such holder. Holders of Series C Fractional Interests will not receive a separate proxy card or opportunity to cast votes with respect to the Series C Fractional Interests on the Reincorporation Proposal, the Adjournment Proposal or any other matter brought before any meeting of shareholders held to vote on the Reincorporation Proposal.

Dividend Rights

The Series C Preferred Shares and thus also the Series C Fractional Interests, will not be entitled to receive dividends of any kind.

Liquidation Preference

The Series C Preferred Shares shall rank senior to the Common Shares as to any distribution of assets upon a liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (a “Dissolution”). The Series C Preferred Shares shall rank junior to any other series of preferred shares, including any Series B Preferred Shares (if any such shares are then outstanding), as to any distribution of assets upon a Dissolution. Upon any Dissolution, each outstanding Series C Preferred Share will be entitled to be paid out of the assets of the Company available for distribution to shareholders, after the distribution to the holders of Series B Preferred Shares (if any) and prior and in preference to any distribution to the holders of Common Shares an amount in cash equal to $0.001 per outstanding Series C Preferred Share.

Redemption

All Series C Fractional Interests that are not present in person or by proxy at any meeting of shareholders held to vote on the Reincorporation Proposal and the Adjournment Proposal concurrently with the opening of the meeting and prior to the opening of the polls on the Reincorporation Proposal at such meeting (the “Initial Redemption Time”) will automatically be redeemed by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of Series C Fractional Interests or Series C Preferred Shares (the “Initial Redemption”). Any outstanding Series C Fractional Interests and Series C Preferred Shares that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Company’s shareholders of the Reincorporation Proposal at any meeting of shareholders held for the purpose of voting on such proposal.

Each Series C Fractional Interest and each Series C Preferred Share redeemed in any redemption described above will be redeemed for no consideration.

Miscellaneous

The Series C Fractional Interests and Series C Preferred Shares are not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series C Preferred Shares and the Series C Fractional Interests therein have no stated maturity and are not subject to any sinking fund. The Series C Fractional Interests and the Series C Preferred Shares are not subject to any restriction on the redemption or repurchase of shares or interests therein by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The Certificate of Amendment establishing the Series C Redeemable Preferred Shares (the “Certificate of Amendment”) was filed with the Secretary of State of the State of Ohio and became effective on August 8, 2023. The foregoing description of the Series C Fractional Interests and the Series C Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing the Series C Fractional Interest dividend. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information provided pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent expressly set forth by specific reference in any such filings.

Important Cautions Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that the forward-looking statements presented herein are not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking statements contained herein.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to update or revise such statements to reflect any changes in expectations, or any changes in events or circumstances on which those statements are based, except as required by law.

Important Information for Investors and Shareholders

This Current Report on Form 8-K is not intended to and shall not constitute a solicitation of any vote or approval in any jurisdiction. No solicitation of any vote or approval shall be made, except by means of a proxy statement meeting the requirements of Section 14A of, and Schedule 14A under, the Exchange Act. SunLink plans to file other documents with the SEC regarding the proposed Reincorporation including the definitive proxy statement.

The definitive proxy statement (if and when available) will be mailed to securityholders of SunLink. INVESTORS AND SECURITY HOLDERS OF SUNLINK ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and Shareholders may obtain free copies of the proxy statement and other documents containing important information about SunLink as such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SunLink are and will be available free of charge on SunLink’s website at sunlink.com under the tab “Investors” then under the tab “SEC Filings” or by contacting SunLink at (770) 933-7000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment Establishing Series C Redeemable Preferred Shares

99.1	Press Release dated August 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date: August 8, 2023	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
Chief Executive Officer